EXHIBIT 11

                                  ANDREW CORPORATION AND SUBSIDIARIES
                                   Computation of Earnings Per Share
                              (Amounts in thousands, except per share data)
                                           Year Ended September 30
                                          1995      1994      1993
                                         -------   ------    ------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                38,607    38,013    37,281

Net effect of dilutive stock options--
 based on the treasury stock method
 using average market price                  559     1,102     1,141
                                         -------   -------   -------
TOTAL                                     39,166    39,115    38,422
                                         =======   =======   =======
Net income                               $67,809   $44,395   $27,862
                                         =======   =======   -------
Per share amount                         $  1.73   $  1.13   $   .72
                                         =======   =======   =======

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                38,607    38,013    37,281

Net effect of dilutive stock options--
 based on the treasury stock method
 using the year-end market price             688     1,164     1,152
                                         -------   -------   -------
TOTAL                                     39,295    39,177    38,433
                                         =======   =======   =======
Net income                               $67,809   $44,395   $27,862
                                         =======   =======   =======
Per share amount                         $  1.73   $  1.13   $   .72
                                         =======   =======   =======

Note: The fully diluted earnings per share calculation is submitted in accordance with the Securities Exchange Act of l934 Release No. 9038 although not required by footnote 2 to paragraph l4 of APB Opinion No. l5 because it results in dilution of less than 3%.